Exhibit 99.1

DOLLAR GENERAL AGREES TO BE ACQUIRED BY KKR

Dollar General Shareholders to Receive $22 per Share In Cash; Transaction Valued at $7.3 Billion

GOODLETTSVILLE, Tenn., March 12, 2007 – Dollar General Corp. (NYSE: DG) today announced that it has entered into an agreement to be acquired by affiliates of Kohlberg Kravis Roberts & Co. L.P. (“KKR”) in a transaction with a total value of approximately $7.3 billion, including approximately $380 million of net debt.

Under the terms of the agreement, Dollar General shareholders will receive $22 in cash for each share of Dollar General common stock they hold, representing a premium of approximately 31% over Dollar General’s closing share price of $16.78 on March 9, 2007 and a premium of approximately 29% over the average closing share price during the previous 30 trading days.

“We are very pleased to announce a transaction that provides excellent value for our shareholders, representing a significant premium and the certainty of cash,” said David A. Perdue, Chairman and Chief Executive Officer of Dollar General. “Our Board of Directors firmly believes that this is the right transaction for our shareholders, employees and customers. Going forward, employees will benefit from the continuity of a solid business plan and new investments in the future of the business. Our customers will continue to enjoy the convenience, value and great service that they’ve come to expect from Dollar General over our proud 68-year history.”

Michael M. Calbert, a Member of KKR, said, “Dollar General is an outstanding company with a strong market presence and a rich legacy. We have worked closely with many retail companies in driving success and unlocking value, and we look forward to partnering with the Dollar General team to position the company for future growth.”

The merger is subject to the approval of Dollar General shareholders, customary closing conditions and regulatory approvals. The transaction is expected to close in the third quarter of 2007.

The Board of Directors of Dollar General unanimously approved the merger agreement and has recommended that Dollar General shareholders vote in favor of the transaction.

Debt financing for the transaction has been committed by Goldman Sachs and Lehman Brothers, subject to customary terms and conditions.

Lazard and Lehman Brothers are financial advisors to Dollar General and Wachtell, Lipton, Rosen & Katz is its legal counsel. Goldman Sachs is acting as financial advisor to KKR. Simpson Thacher & Bartlett LLP is acting as legal advisor to KKR.

About Dollar General

Dollar General is a Fortune 500® discount retailer with 8,260 neighborhood stores as of March 2, 2007. Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices. The Company store support center is located in Goodlettsville, Tennessee. Dollar General's Web site can be reached at www.dollargeneral.com.

About KKR

Kohlberg Kravis Roberts & Co. (KKR) is one of the world's oldest and most experienced private equity firms specializing in management buyouts. Founded in 1976, it has offices in New York, Menlo Park, London, Paris, Hong Kong and Tokyo. Throughout its history, KKR has brought a long-term investment approach to its portfolio companies, focusing on working in partnership with management teams and investing for future competitiveness and growth. Over the past 30 years, KKR has invested in 14 transactions in the retail sector in North America and Europe, representing $25.5 billion of aggregate value and covering a broad range of channels including supermarkets, consumer drugstores, and specialty retail. In total, since its founding, KKR has completed approximately 150 transactions with an aggregate value of nearly US$ 280 billion. (www.kkr.com).

Forward-Looking Statements

Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect the events or circumstances arising after the date as of which they were made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “look to” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.

These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Dollar

General and others following announcement of the proposal or the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of, and elsewhere, in Dollar General’s SEC filings, copies of which may be obtained by contacting Dollar General’s investor relations department via its website www.dollargeneral.com. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Dollar General’s ability to control or predict.

Important Additional Information and Where to Find It

In connection with the proposed merger, Dollar General will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Dollar General at the SEC website at http:// www.sec.gov. The proxy statement and other documents also may be obtained for free from Dollar General by directing such request to Dollar General Corporation, Investor Relations, 100 Mission Ridge, Goodlettsville, Tennessee, telephone (615) 855-4000.

Participants in the Solicitation

Dollar General and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of Dollar General’s participants in the solicitation, which may be different than those of Dollar General shareholders generally, is set forth in Dollar General’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.

CONTACTS:

For Dollar General Corporation:

Investor Contact: Emma Jo Kauffman, 615-855-5525

Media Contacts: Tawn Earnest, 615-855-5209

Steve Frankel/Tim Lynch 212-355-4449
Joele Frank, Wilkinson Brimmer Katcher

For KKR:

Mark Semer/Molly Morse Kekst and Company 212-521-4800